Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 of Neah Power Systems, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 22, 2016
/s/ GERARD C. D’COUTO
Gerard C. D’Couto, Chief Executive Officer
(Principal Executive Officer)

Dated: February 22, 2016
/s/ DAVID SCHMIDT
David Schmidt, Acting Principal Finance & Financial Officer
(Acting Principal Financial Officer)

             A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Neah Power Systems, Inc., and will be retained by Neah Power Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.